Exhibit 10.21B

AMENDMENT NO. 1
TO
STOCKHOLDERS’ AGREEMENT

     This Amendment No. 1 (this “Amendment”), made and entered into as of April 21, 2005, amends that certain Stockholders’ Agreement, dated as of October 26, 2001 (the “Stockholders’ Agreement”) by and among Avalon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and certain stockholders of the Company as set forth therein. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Stockholders’ Agreement.

     WHEREAS, the parties to the Stockholders’ Agreement wish to amend the Stockholders’ Agreement as provided herein; and

     WHEREAS, in accordance with Section 12 of the Stockholders’ Agreement, the Stockholders’ Agreement may be amended by a written agreement signed by (i) the Company, (ii) Series B Investors holding, in the aggregate, at least sixty percent (60%) of the Series B Preferred Stock then held by the Series B Investors, and (iii) Stockholders holding, in the aggregate, at least sixty percent (60%) of the then outstanding Common Stock (calculated on an as-converted basis only) then held by the Stockholders.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1.       Amendments.

               Section 9.1 of the Stockholders’ is hereby amended and restated in its entirety as follows:

     “9.1       This Agreement, and the respective rights and obligations of the Company and the Stockholders hereunder, shall terminate on the date of the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (an “IPO”), and any obligations of the Company under Section 7 hereof shall not apply to shares issued in an IPO. Notwithstanding the foregoing, if the IPO is not consummated on or prior to December 31, 2005, this Agreement shall not terminate unless the IPO is at a price per share of not less than two (2) times the Purchase Price (as adjusted for stock subdivisions, consolidations, dividends or other similar events) with gross proceeds of not less than $40,000,000 before deduction of underwriters commissions and expenses.”

     2.       Effect of the Amendment. Except as provided for herein, the Stockholders’ Agreement shall continue in full force and effect without change.

     3.       Counterparts. This Amendment may be executed in one or more counterparts, by telecopy or otherwise, each of which shall be deemed an original but all of which together shall be one in the same instrument.

[Signatures Appear on the Following Pages]

Avalon Pharmaceuticals, Inc.

     The undersigned hereby executes the Amendment No. 1 to Stockholders’ Agreement dated April 21, 2005.

AVALON PHARMACEUTICALS, INC.
By:
Name:
Title:

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Counterpart Signature Page to Amendment No. 1 to Stockholders’ Agreement
dated April 21, 2005

     The undersigned hereby executes the Amendment No. 1 to Stockholders’ Agreement dated April 21, 2005.

Date:________________	If an individual:

Signature

Print Name

If an entity:

Print Name:

By:

Name:

Title:

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